Exhibit 99.2

PepsiCo Announces Early Results and Increase of Maximum Tender Amount for Cash Tender Offers for Certain Outstanding Debt Securities

PURCHASE, N.Y. – Oct. 21, 2021 – PepsiCo, Inc. (NASDAQ: PEP) today announced that, in connection with its previously announced cash tender offers (collectively, the “Offers”) for up to $4.0 billion aggregate purchase price (excluding accrued and unpaid interest to, but not including, the settlement date and excluding fees and expenses related to the Offers) of the debt securities identified in the table below (collectively, the “Securities” and each referred to as a “series” of Securities) from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”), approximately $4.1 billion in combined aggregate principal amount of Securities was validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on October 20, 2021 (the “Early Tender Deadline”), in the aggregate amounts as shown in the table below. PepsiCo also today announced it has amended the Offers to increase the previously announced Maximum Tender Amount from $4.0 billion to an amount that is sufficient to allow PepsiCo to accept for purchase all Securities validly tendered and not validly withdrawn by the Early Tender Deadline (excluding accrued and unpaid interest to, but not including, the settlement date and excluding fees and expenses related to the Offers) (the “Amended Maximum Tender Amount”). Subject to the Amended Maximum Tender Amount, the Offers and order of priority (the “Acceptance Priority Levels”) set forth in the table below are as described in in the Offer to Purchase dated October 6, 2021, as amended or supplemented (the “Offer to Purchase”). The determination of the Total Consideration (as defined in the Offer to Purchase) will occur at 9:00 a.m., New York City time, on October 21, 2021. The early settlement date is expected to occur on October 25, 2021.

As described in the Offer to Purchase, Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered at or prior to the Early Tender Deadline. Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on November 3, 2021, because the Amended Maximum Tender Amount will equal the aggregate purchase price required to accept all Securities validly tendered and not validly withdrawn by the Early Tender Deadline, PepsiCo does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline. Any Securities tendered after the Early Tender Deadline will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

The terms and conditions of the Offers are described in the Offer to Purchase and remain unchanged except as amended hereby.

Title of Security	CUSIP Number	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Offers (in millions)	Aggregate Principal Amount Tendered at the Early Tender Deadline
5.50% Senior Notes due 2035	713448 EH7	1	$105.7	$7,575,000
5.50% Senior Notes due 2035, Series A	713448 ED6; U71344 BF8	1	$1.1	$1,127,000
5.50% Senior Notes due 2040	713448 BP2	2	$592.3	$25,695,000
4.875% Senior Notes due 2040	713448 BS6	3	$340.3	$29,920,000
4.600% Senior Notes due 2045	713448 CZ9	4	$500.0	$203,129,000
4.450% Senior Notes due 2046	713448 DD7	5	$1,500.0	$532,313,000
4.250% Senior Notes due 2044	713448 CQ9	6	$500.0	$189,780,000
4.000% Senior Notes due 2042	713448 BZ0	7	$750.0	$260,640,000
4.000% Senior Notes due 2047	713448 DV7	8	$750.0	$211,909,000
3.875% Senior Notes due 2060	713448 EV6	9	$750.0	$240,422,000
3.600% Senior Notes due 2042	713448 CC0	10	$600.0	$209,790,000
3.625% Senior Notes due 2050	713448 EU8	11	$1,500.0	$610,766,000
3.500% Senior Notes due 2040	713448 ET1	12	$750.0	$442,551,000
3.450% Senior Notes due 2046	713448 DP0	13	$1,500.0	$621,683,000
3.375% Senior Notes due 2049	713448 EM6	14	$1,000.0	$507,902,000

Holders of Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase by PepsiCo will be eligible to receive the Total Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders. All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date.

In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on October 20, 2021. As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by PepsiCo).

PepsiCo reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Amended Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

BofA Securities, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as the dealer managers for the Offers (collectively, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offer materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430–3774 (banks and brokers), by email at contact@gbsc-usa.com, or at https://gbsc-usa.com/registration/pepsi/. Questions regarding the Offers should be directed to the Liability Management Groups of BofA Securities, at (888) 292-0070 (toll-free), Citigroup Global Markets Inc., at (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., at (866) 627-0391 (toll-free), or J.P. Morgan Securities LLC, at (866) 834-4666 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of PepsiCo or its affiliates, its board of directors, the Dealer Managers, the information and tender agent or the trustee for any series of Securities is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers, and neither PepsiCo nor any other person has authorized any person to make any such recommendation.

Contacts:	Investor Relations investor@pepsico.com	Communications pepsicomediarelations@pepsico.com

About PepsiCo

PepsiCo products are enjoyed by consumers more than one billion times a day in more than 200 countries and territories around the world. PepsiCo generated more than $70 billion in net revenue in 2020, driven by a complementary food and beverage portfolio that includes Frito-Lay, Gatorade, Pepsi-Cola, Quaker, Tropicana and SodaStream. PepsiCo's product portfolio includes a wide range of enjoyable foods and beverages, including 23 brands that generate more than $1 billion each in estimated annual retail sales. Guiding PepsiCo is our vision to Be the Global Leader in Convenient Foods and Beverages by Winning with Purpose. “Winning with Purpose” reflects our ambition to win sustainably in the marketplace and embed purpose into all aspects of our business strategy and brands. For more information, visit www.pepsico.com.

Cautionary Statement

Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s supply chain, including cost inflation in raw materials, packaging and commodities; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging of PepsiCo’s products; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

4